Exhibit 32.1
Section 1350 Certification
The undersigned hereby certify that, to their knowledge, (i) the Form 10-Q filed by Yadkin Financial Corporation (the “Issuer”) for the quarter ended March 31, 2014, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

Yadkin Financial Corporation

Date:	May 12, 2014	By:	/s/ Joseph H. Towell
Joseph H. Towell
President and Chief Executive Officer

		By:	/s/ Jan H. Hollar
Jan H. Hollar
Principal Accounting Officer, Executive Vice President and Chief Financial Officer